Exhibit 10.11

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (the “Agreement”) dated as of the ___th day of August, 2007, to be effective as of June 15, 2007 (the “Effective Date”) is made and entered into by and between MASTODON VENTURES, INC., a Texas corporation with offices at 600 Congress Ave., Suite 1220, Austin, TX 78701 (“Purchaser”) and ALLMARINE CONSULTANTS CORPORATION, a Nevada corporation with offices at 8601 RR 2222, Bldg. 1, Suite 210, Austin, Texas 78730 (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller and the Purchaser previously entered into a Stock Purchase Agreement dated April 17, 2007 (the “Stock Purchase”), which contemplated the Purchaser purchasing from the Seller, 1,005,000 shares of Common Stock for a purchase price of One Thousand Fifty Dollars ($1,050) (the “Purchase”);

WHEREAS, the closing of the Purchase was conditioned on the closing by the Seller of a reverse merger transaction with Baxl Technologies, Inc. (and a private placement of securities simultaneously with the closing thereof) (the “Reverse Merger”);

WHEREAS, the Closing Date of the Reverse Merger (as defined in the Stock Purchase), was required to occur by June 15, 2007, unless extended pursuant to the terms of the Stock Purchase to at the latest July 27, 2007 (the “Required Closing Date”); and

WHEREAS, the Reverse Merger did not close by the Required Closing Date, and the parties now desire to enter into this Agreement to extend the date of such Required Closing Date.

NOW THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties to this Agreement hereby agree as follows:

ARTICLE 1
EXTENSION OF REQUIRED CLOSING DATE

1.01.                      Extension of Required Closing Date. The Purchaser and the Seller hereby agree that the Required Closing Date as provided in the Stock Purchase shall be extended until August 31, 2007.

1.02.                      Waiver of Rights. The Purchaser and Seller additionally agree to waive any default and/or rights they may have had due to fact that the Reverse Merger did not occur by the Required Closing Date.

1.03.                      Escrow Agent.  The Purchaser and Seller agree that the Escrow Agent (as defined in the Stock Purchase) can rely on the Required Closing Date as amended hereby in connection with the provisions of Article 4 of the Stock Purchase as amended hereby.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.01.                      Reaffirmation of Warranties.  The Purchaser and the Seller agree that all of the representations made by the Purchaser (under Section 5.01 of the Stock Purchase) and the Seller (under Section 5.02 of the Stock Purchase) are accurate and valid as of the date of this Agreement, and the parties hereby reconfirm and ratify such representations as of the date of this Agreement.

2.02.                      Status of Stock Purchase.  The parties hereto agree that other than the amendment to the Required Closing Date affected by Article 1 of this Agreement, all other sections, terms, conditions and requirements as set forth in the Stock Purchase shall remain in full affect and be fully enforceable against the parties hereto.

ARTICLE 3
MISCELLANEOUS

(a)           Neither Seller nor Purchaser may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the non-assigning party, except that Purchaser may assign, in whole or in part, its rights to purchase the Shares to any third party(ies) designated by it.

(b)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or in connection with this Agreement.

(c)           No waiver of any provision of this Agreement or of any breach hereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by any party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach of the same or of any other provision, representation, warranty, obligation or covenant of such other party under this Agreement, unless the instrument of waiver expressly provides otherwise.

(d)           This Agreement shall be governed by and construed in accordance with the laws of Texas with respect to contracts made and to be fully performed therein without regard to the conflicts of laws principles thereof.  The parties hereto hereby agree that any suit or proceeding arising under or as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or State court located in Harris County, Texas except as otherwise provided below.  By their execution hereof, the parties hereto irrevocably consent and submit to the in personam jurisdiction of the Federal and State courts located in Harris County, Texas and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service which provides evidence of delivery, with the same force and effect as if personally served upon them in such City, County and State.  The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

(e)           The parties hereto hereby agree that, at any time and from time to time after the date hereof upon the reasonable request of any of the parties hereto and at no cost to the party to which any such request is made, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

(f)            Each party hereto represents and warrants to the other that he or it has been represented by independent counsel of his or its own choosing in connection with the negotiation, execution, delivery and consummation of this Agreement.

(g)           Except as set forth below, each of the parties hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement.  Notwithstanding the foregoing, in the event of any action or proceeding instituted by any party hereto to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to reimbursement by the other breaching party of the legal costs and expenses incurred by the prevailing party in connection therewith.

(h)           This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument and this Agreement may be completed by facsimile transmission, which transmission will be deemed to be an original and considered fully legal and binding on the parties hereto.

(i)            The Article and Section headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

(j)             If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have set their hands effective as of the Effective Date set forth above.

SELLER: ALLMARINE CONSULTANTS CORPORATION By: /s/ Michael Chavez Michael Chavez -- CEO Print Name and Title PURCHASER MASTODON VENTURES, INC. By: /s/ Robert Hersch Robert Hersch, President